Exhibit 10.1

THE HACKETT GROUP, INC. (formerly known as ANSWERTHINK, INC.)

1998 STOCK OPTION AND INCENTIVE PLAN

OUTSIDE DIRECTOR

RESTRICTED STOCK UNIT AGREEMENT

(effective November 4, 2008)

The Hackett Group, Inc., a Florida corporation (the “Company”), hereby grants restricted stock units relating to shares of its common stock, $.001 par value (the “Stock”), to the individual named below as the Grantee, subject to the vesting conditions set forth in the attachment. Additional terms and conditions of the grant are set forth in this cover sheet, in the attachment and in The Hackett Group, Inc. (formerly known as Answerthink, Inc.) 1998 Stock Option and Incentive Plan (the “Plan”).

Grant Date:

Name of Grantee:

Grantee’s Social Security Number:

Number of Restricted Stock Units Covered by Grant:

By signing this cover sheet, you agree to all of the terms and conditions described in this Agreement and in the Plan, a copy of which is attached hereto or delivered herewith. You acknowledge that you have carefully reviewed the Plan and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent with the terms of the Plan.

Grantee:
(Signature)

Company:
(Signature)
Title:

Attachment

This is not a stock certificate or a negotiable instrument.

THE HACKETT GROUP INC. (formerly ANSWERTHINK, INC.)

1998 STOCK OPTION AND INCENTIVE PLAN

OUTSIDE DIRECTOR

RESTRICTED STOCK UNIT AGREEMENT

Restricted Stock Unit Transferability	This grant is an award of stock units in the number of units set forth on the cover sheet, subject to the vesting conditions described below (“Restricted Stock Units”). Your Restricted
Stock Units may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Restricted Stock Units be made subject to execution, attachment or similar process.

Definitions

Capitalized terms not defined in this Agreement are defined in the Plan, and have the meaning set forth in the Plan. The following additional terms have the meanings provided below:

“Service” means service by you as an employee, officer or director of the Company or an
Affiliate. A change in your position or duties will not result in interrupted or terminated
Service so long as you continue to be an employee, officer, director of the Company or an
Affiliate. If, upon the termination of your Service as an employee, officer or director, the
Company retains you as a consultant, the Company may, in its sole discretion, provide that your Service continues for purposes of the vesting schedule set forth below for the duration of your consultancy.

Vesting

Subject to your continued Service, (i) one third ( 1/3) of your Restricted Stock Units will vest on the first anniversary of Grant Date and (ii) one third ( 1/3%) of your Restricted Stock Units will vest on each of the second and third anniversaries of the Grant Date. Any fractional
Restricted Stock Units will vest on the final vesting date.

For purposes of this vesting schedule, you will be deemed to continue in Service for twelve (12) months after your termination of employment due to permanent and total disability.

Except as may be provided in this Agreement, any applicable agreement between you and the
Company or an Affiliate or other plan or agreement, no additional Restricted Stock Units will vest after your Service has terminated for any reason.

In the event of a Change of Control (as defined in the Plan) during the vesting period, and regardless of whether or not the Grantee’s Service is terminated in connection with such
Change of Control, the Grantee’s rights with respect to the restricted stock units granted hereunder shall be fully vested and nonforfeitable (and shares of stock shall be delivered to the
Grantee in satisfaction of restricted stock units).

Delivery of Stock Pursuant to Vested Units	A certificate for the shares of Stock underlying your vested Restricted Stock Units (less any shares withheld to satisfy your withholding obligations) shall be delivered to you on, or as soon as practicable following, the applicable vesting date; provided, that, if any such anniversary of the Grant Date occurs during a period in which you are (i) subject to a lock-up agreement restricting your ability to sell Stock in the open market or (ii) are restricted from selling Stock in the open market because a trading window is not available, delivery of such vested shares will be delayed until the date immediately following the expiration of the lock-
up agreement or the opening of a trading window. The shares of Stock delivered upon vesting of your Restricted Stock Units will be subject to the Company’s insider trading policy, any applicable lock-up or similar agreement to which you are subject and applicable securities laws.

Cancellation of Unvested Units	In the event that your Service terminates for any reason other than your death or disability, unless otherwise provided in an applicable employment agreement between you and the
Company or an Affiliate or other plan or agreement, your unvested Restricted Stock Units shall be cancelled immediately.

Non-Competition Cancellation	If you take actions in competition with the Company while employed or within six (6) months after your termination of Service, you shall be required to transfer to the Company a number of shares of Stock equal to the number of shares in which you vested during the six (6) month period preceding your termination of Service (the “Look-back Period”), or if such shares have been sold, you must pay to the Company an amount equal to the aggregate value that you realized on the sale of shares you received pursuant to vesting in Restricted Stock Units during the Look-back Period. Any amount required to be paid by you to the Company pursuant to this paragraph shall be reduced by any amount repaid by you to the Company pursuant to
Section 304 of the Sarbanes-Oxley Act of 2002.

Unless otherwise specified in an employment or other agreement between you and the
Company, you will be deemed to take action in competition with the Company if you directly or indirectly own any interest in, operate, join, control or participate as a founder, partner, director, principal, officer, or agent of, enter into the employment of, act as a consultant to, or perform any services for, any entity which competes with or has material operations which compete with any business in which the Company or any of its affiliates is engaged during your employment or other relationship with the Company or any of its affiliates or Service
Providers or at the time of the your termination of employment or other relationship. The ownership by you of less than five percent (5%) of the outstanding stock of any corporation listed on a national securities exchange shall not be deemed a violation of this provision.

Specified Employees	Notwithstanding any provision of the Plan or this Agreement to the contrary if, upon your termination of Service for any reason, the Company determines you are a “specified employee” as defined in Section 409A of the Internal Revenue Code of 1986, as amendment and regulations and guidance promulgated thereunder (the “Code”), no shares of Stock shall be delivered before the earlier of (i) the date which is six months after your termination of
Service for any reason other than death or (ii) your date of death. This provision shall only apply if required to comply with Section 409A of the Code.

Withholding Taxes	You agree, as a condition of this grant, that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of vesting in Restricted Stock Units or your acquisition of Stock under this grant. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to this grant, the
Company will have the right to: (i) require that you arrange to pay such amounts to the
Company, (ii) withhold such amounts from other payments due to you from the Company or any Affiliate, or (iii) withhold shares of Stock subject to the Restricted Stock Units granted pursuant to this Agreement in an amount equal to the withholding or other taxes due.

Retention Rights	This Agreement does not give you the right to be retained or employed by the Company (or any Affiliates) in any capacity. The Company (and any Affiliate) reserves the right to terminate your Service at any time and for any reason.

Shareholder Rights	You do not have any of the rights of a shareholder with respect to the Restricted Stock Units unless and until the shares of Stock relating to the Restricted Stock Units have been delivered to you.

Adjustments	In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of Restricted Stock Units covered by this grant will be adjusted (and rounded down to the nearest whole number) in accordance with the terms of the Plan.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Florida, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

Consent to Electronic Delivery	The Company may choose to deliver certain materials relating to the Plan in electronic form.
By accepting this grant you agree that the Company may deliver the Plan prospectus and the
Company’s annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to receive, the Company would be pleased to provide copies. Please contact Jose Estevez-Lugo at 305-375-8005 to request paper copies of these documents.

Amendments	The Company may amend the terms and conditions of your Restricted Stock Units including this Agreement and the Plan as incorporated herein at any time; provided, however, that no amendment that would adversely alter your Restricted Stock Units may be made without your consent. Notwithstanding the foregoing, the Company may modify or amend the Plan, the
Award or this Agreement at any time in any manner it considers necessary or advisable, in its sole discretion, to comply with applicable tax laws, securities laws, accounting rules and other applicable laws, rules or regulations or to ensure that the Award is not subject to federal, state, local or foreign taxes prior to settlement.

Section 409A	Notwithstanding any provision set forth in the Plan or this Agreement, the Company may, without your consent, modify the terms and conditions of your Restricted Stock Units, the
Plan or this Agreement to the extent it deems necessary or advisable, in its sole discretion, in order to comply with, or avoid being subject to, Section 409A of the Code and any regulations or guidance promulgated thereunder.

The Plan	The text of the Plan is incorporated in this Agreement by reference. This Agreement, the Plan, and an applicable employment agreement with the Company, if any, constitute the entire understanding between you and the Company regarding this grant of Restricted Stock Units.
Any prior agreements, commitments or negotiations concerning this grant are superseded. The
Plan will control in the event any provision of this Agreement should appear to be inconsistent with the terms of the Plan.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.